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                                                                     Exhibit 4.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NELLCOR INCORPORATED

     NELLCOR INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That by a unanimous written consent of the Board of Directors, dated as of July 5, 1995, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be submitted to a meeting of the stockholders of said corporation entitled to vote in respect thereof for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article First of the Restated Certificate of Incorporation of Nellcor Incorporated be, and it hereby is, amended to read in its entirety as follows:

     "FIRST: The name of the Corporation is Nellcor Puritan Bennett
Incorporated."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the stockholders of said corporation approved such amendment at a special meeting of stockholders called and held upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware. A majority of the outstanding stock entitled to vote thereon has been voted in favor of said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Nellcor Incorporated has caused this certificate to be signed by C. Raymond Larkin, Jr., its President and Chief Executive Officer, this 25th day of August, 1995.

                                        NELLCOR INCORPORATED



                                        By   /s/ C. RAYMOND LARKIN, JR.
                                          -----------------------------------
                                               C. Raymond Larkin, Jr.
                                        President and Chief Executive Officer

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